SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) January 3, 2003
Renaissance Mortgage Acceptance Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-82550 (Commission File Number)	52-2356399 (IRS Employer ID Number)

1000 Woodbury Road, Woodbury, New York	11797
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(516) 364-8500
N/A
(Former name or former address, if changed since last report)

Table of Contents

Item 5.  Other Events.

This Current Report on Form 8-K/A is being filed to amend and supplement the Current Report on Form 8-K originally dated December 23, 2002, in connection with the issuance by Renaissance Home Equity Loan Trust 2002-4 of Home Equity Loan Asset-Backed Certificates, Series 2002-4 in order to file a revised copy of the Consent of PricewaterhouseCoopers LLP attached as an Exhibit thereto.  The Consent of PricewaterhouseCoopers LLP filed herewith supercedes in its entirety such Consent of PricewaterhouseCoopers LLP.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(q)

Not applicable.

(r)

Not applicable.

(s)

Exhibits:

23.1

Consent of PricewaterhouseCoopers LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENAISSANCE MORTGAGE ACCEPTANCE CORP.

By:

/s/ Dawn Ceccarini

Name:

Dawn Ceccarini

Title:

Vice President

Dated:  January 3, 2003